   As filed with the Securities and Exchange Commission on February 13, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                   ------------
                                     FORM S-8
                              REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933

                                   ------------

                                 GETTY IMAGES, INC.
               (Exact name of Registrant as specified in its charter)

                    DELAWARE                          98-0177556
          (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBER)

                               GETTY'S IMAGES, INC.
                            122 South Michigan Avenue
                                     Suite 900
                             Chicago, Illinois  60606
                                  (312) 644-7880
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                 THE GETTY IMAGES, INC. 1998 STOCK INCENTIVE PLAN
             THE GETTY COMMUNICATIONS PLC EXECUTIVE SHARE OPTION PLAN
 THE PHOTODISC, INC. 1994 COMBINED INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                   ------------

                                  ANDREW DUNCOMB
                          TONY STONE IMAGES/AMERICA, INC.
                            122 South Michigan Avenue
                                     Suite 900
                             Chicago, Illinois  60606
                                  (312) 644-7880
             (Name, address and telephone number of agent for service)

                                   ------------
                                    Copies to:
                            CHRISTOPHER D. DILLON, ESQ.
                                Shearman & Sterling
                               555 California Street
                          San Francisco, California 94104


                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
      TITLE OF               AMOUNT     PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
  SECURITIES TO BE           TO BE     OFFERING PRICE PER      AGGREGATE      REGISTRATION
     REGISTERED            REGISTERED       SECURITY        OFFERING PRICE        FEE
-------------------------------------------------------------------------------------------
Common Stock, par value    10,000,000       $19.875(1)      $198,750,000(1)      $58,632
$0.01 per share             2,274,314       $12.64 (2)      $ 28,747,329(2)      $ 8,481
                            1,788,428       $ 3.40 (3)      $  6,080,656(3)      $ 1,794
                         -------------      --------        -------------        -------
           TOTAL           14,062,742                       $233,577,985         $68,907
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low price of shares of common stock of Getty Images, Inc. on the Nasdaq National Market on February 12, 1998, which high and low prices were $20.125 and $19.625, respectively.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rule 457(h) under the Securities Act, based on the weighted average exercise price of the options previously granted under the Getty Communications plc Executive Share Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rule 457(h) under the Securities Act, based on the weighted average exercise price of the options previously granted under the PhotoDisc, Inc. 1994 Combined Incentive and Non-qualified Stock Option Plan (the "PhotoDisc Plan") divided by 0.9115575, and the number of PhotoDisc shares subject to options granted under the PhotoDisc Plan, multiplied by 0.9115575, which factor is, in each case, the "PhotoDisc Exchange Ratio" as defined in the Merger Agreement that is attached as Annex A to the Prospectus which forms a part of the Form S-4, which Form S-4 is incorporated by reference hereto.

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   PLAN INFORMATION.*

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*






















____________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following document filed with the Securities and Exchange Commission (the "Commission") is incorporated by reference in this Registration
Statement:

           Amendment No. 5 to the Registrant's Registration Statement on Form S-4 (File No. 333-38777), filed with the Commission on January 7, 1998, which contains a description of the Registrant's shares of Common Stock, par value $0.01 per share (the "Shares") registered under
     Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") under the heading "Description of Getty Images Capital Stock."

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Getty Images is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

          The Delaware General Corporation Law ("DGCL") provides that a corporation may, and in certain circumstances must, indemnify its directors, officers, employees and agents for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
In such suit or action brought by or on behalf of the corporation, such indemnification is limited to expenses incurred in defense or settlement of the suit or action. The DGCL also permits a corporation to adopt procedures for advancing expenses to directors, officers and others without the need for a case-by-case determination of eligibility, so long as, in the case of officers and directors, they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified. The Certificate of Incorporation of Getty Images and the Bylaws of Getty Images (the "Getty Images By-Laws") contain provisions for indemnification of directors and officers and for the advancements of expenses to any officer or director to the fullest extent of the law.

          The DGCL permits corporations to purchase and maintain insurance for directors and officers against liabilities for expenses, judgments or settlements, whether or not the corporation would have the power to indemnify such persons therefor. The Getty Images Bylaws permit Getty Images to purchase such insurance.

          Getty Images has also agreed by contract to indemnify the persons named to become directors and certain officers of Getty Images upon completion of the transactions (the "Transactions") contemplated by the Merger Agreement dated as of September 15, 1997 by and among Getty Images, Getty Communications plc, a public limited company organized under the laws of England and Wales, PhotoDisc, Inc., a Washington corporation, and Print Merger Inc., a Washington corporation and a wholly-owned subsidiary of Getty Images, for certain liabilities incurred by any such person by reason of the fact that such person was so named to become a director or officer, provided that such person was acting in good faith.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

          The following exhibits are filed as part of this Registration
          Statement:

4.1       The Getty Images, Inc. 1998 Stock Incentive Plan.

4.2       The Getty Communications plc Executive Share Option Plan.

4.3 The PhotoDisc, Inc. 1994 Combined Incentive and Non-qualified Stock Option Plan.

4.4 Form of Amended and Restated Certificate of Incorporation of Getty Images (incorporated by reference from Amendment No. 5 to the Registrant's Registration Statement on Form S-4 (No. 333-38777), filed by the Registrant on January 7, 1998).

4.5 Form of Bylaws of Getty Images (incorporated by reference from Amendment No. 5 to the Registrant's Registration Statement on
          Form S-4 (No. 333-38777), filed by the Registrant on January 7, 1998).

5.1 Opinion of Shearman & Sterling, Counsel to the Registrant, as to the validity of the Shares being registered.

23.1      Consent of Shearman & Sterling (included as part of Exhibit 5.1).

23.2      Consent of Coopers & Lybrand.

23.3      Consent of Deloitte & Touche LLP.

24        Powers of Attorney (included on signature page).

Item 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, Washington, on this 10th day of February, 1998.

                                       Getty Images, Inc.


                                       By: /s/Mark Getty
                                          -----------------------------
                                          Name:  Mark Getty
                                          Title: Co-Chairman




                                POWERS OF ATTORNEY

     Each of the undersigned whose signature appears below hereby constitutes and appoints Mark Getty, Mark Torrance and Jonathan Klein his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on February 10, 1998.


Signature                               Title
---------                               -----

/s/Mark Getty                           Co-Chairman and Director
-------------------------
Mark Getty


/s/ Mark Torrance                       Co-Chairman and Director
-------------------------
Mark Torrance


/s/ Jonathan Klein                      Chief Executive Officer and
-------------------------               Director (Principal Executive Officer)
Jonathan Klein


/s/ Lawrence Gould                      Treasurer (Principal Financial Office
-------------------------               and Principal Accounting Officer)
Lawrence Gould


/s/ Andrew Garb                         Director
-------------------------
Andrew Garb


/s/ Anthony Stone                       Director
-------------------------
Anthony Stone


/s/ James Bailey                        Director
-------------------------
James Bailey


/s/ Manny Fernandez                     Director
-------------------------
Manny Fernandez


/s/ Christopher Sporborg                Director
-------------------------
Christopher Sporborg

                                 EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION OF DOCUMENT

4.1       The Getty Images, Inc. 1998 Stock Incentive Plan.

4.2       The Getty Communications plc Executive Share Option Plan.

4.3 The PhotoDisc, Inc. 1994 Combined Incentive and Non-qualified Stock Option Plan.

4.4 Form of Amended and Restated Certificate of Incorporation of Getty Images (incorporated by reference from Amendment No. 5 to the Registrant's Registration Statement on Form S-4 (No. 333-38777), filed by the Registrant on January 7, 1998).

4.5 Form of Bylaws of Getty Images (incorporated by reference from Amendment No. 5 to the Registrant's Registration Statement on
          Form S-4 (No. 333-38777), filed by the Registrant on January 7, 1998).

5.1 Opinion of Shearman & Sterling, Counsel to the Registrant, as to the validity of the Shares being registered.

23.1      Consent of Shearman & Sterling (included as part of Exhibit 5.1).

23.2      Consent of Coopers & Lybrand.

23.3      Consent of Deloitte & Touche LLP.

24        Powers of Attorney (included on signature page).